UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

August 26, 2015

Date of Report (Date of earliest event reported)

ACURA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

State of New York	1-10113	11-0853640
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

616 N. North Court, Suite 120

Palatine, Illinois 60067

(Address of principal executive offices) (Zip Code)

(847) 705-7709

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 26, 2015, we filed an amendment to our Certificate of Incorporation effecting a 1 for 5 reverse stock split. Commencing August 28, 2015 our common stock will trade on a split adjusted basis. Our stock symbol will not change.

We will inform shareholders of record by letter as to how to exchange their current certificates for new stock certificates and how to obtain payment for fractional shares.

If the total number of shares that a shareholder holds is not evenly divisible by 5, the shareholder will not receive a fractional share, but instead will receive cash in an amount equal to the fraction of a share that the shareholder otherwise would have been entitled to receive, multiplied by the closing price of our common stock, as reported by Nasdaq, on August 27th, 2015. The Certificate of Amendment to the Company’s Certificate of Incorporation is attached hereto as Exhibit 3.1.

In addition proportionate adjustments will be made to:

•	the per share exercise price and the number of shares of Common Stock that may be purchased upon exercise of outstanding stock options granted by the us and the number of shares of Common Stock reserved for future issuance under the our 2008 Stock Option Plan;

•	the per share exercise price and the number of shares of Common Stock that may be purchased upon exercise of outstanding warrants; and

•	the number of shares that may be purchased under outstanding Restricted Stock Unit Awards and the number of shares reserved for issuance under our 2014 Restricted Stock Unit Plan.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to the Registrant’s Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens
Peter A. Clemens
Senior Vice President & Chief Financial Officer

Date:   August 27, 2015

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to the Registrant’s Certificate of Incorporation